Exhibit 99.1
PRESS RELEASE
Medwave Provides Business Update and Announces Delay in Completing Year-End Financial Statements
ST. PAUL, Minn., December 4, 2006 — Medwave, Inc. (Nasdaq: MDWV — News) today outlined current developments in its business. The Company noted that its recently-introduced hand held product Primo®, which was designed as a wrist-based spot check blood pressure measurement device which could compete with traditional cuff sphygnometers, is meeting resistance in the marketplace. Frank Katarow, the Company’s interim CEO, explained that “the Primo was intended to be a simple to use device requiring minimal training or other product support. Unfortunately, many users have encountered difficulty in the proper placement of the Primo’s sensor on the wrist, requiring additional training. As a consequence, our ability to effectively and profitably market the product has been severely impacted.”
In light of these issues, several distributors have returned to the Company the Primo blood-pressure devices shipped to them during the year ended September 30, 2006. The Company anticipates that of the 806 Primo devices shipped to distributors or customers, approximately 75% have been or will shortly be returned to the Company. These returns will result in a reduction in the Company’s revenues for fiscal 2006 of approximately $400,000.
The Company also noted that its new Fusion® product, which is a monitor combining Medwave’s proprietary blood pressure sensing technology with other parameters such as pulse oximetry and thermometry, has a different sensor placement mechanism than the Primo and users have not encountered the same degree of difficulty in proper placement of the sensor. As stated by Mr. Katarow, “The Fusion monitor uses substantially the same sensor placement mechanism as does our Vasotrac® product, which has been used successfully by clinicians for many years without placement concerns.” The Fusion monitor received FDA clearance in September and the Company anticipates beginning shipments of the product in the second quarter of fiscal 2007.
The Company further announced that it is behind schedule in completing the preparation of its fiscal 2006 audited financial statements primarily due to the resolution of accounting issues associated with the Primo returns as well as personnel constraints. As a result, the Company anticipates that the issuance of its Annual Report on Form 10-K may be delayed.
About Medwave
Medwave, Inc. develops, manufactures and distributes sensor-based non-invasive blood pressure solutions. Medwave’s suite of products is designed for use in hospitals, clinics, doctor’s offices and almost anywhere blood pressure monitoring occurs. Medwave has the required technology clearances to market its technology in the United States, Europe and Asia. Medwave’s technology is installed in more than 500 hospitals and clinics worldwide. Medwave trades on the NASDAQ capital market under the symbol MDWV.
Statements made in this release that are stated as expectations, plans, anticipations, prospects or future estimates or which otherwise look forward in time are considered “forward-looking statements” and involve a variety of risks and uncertainties, known and unknown, which are likely to affect the actual results. The following factors, among others, as well as factors discussed in the Medwave’s filings with the SEC, have affected and, in the future, could affect Medwave’s actual results: resistance to the acceptance of new medical products, the market acceptance of Primo®, the Vasotrac® system and other products of Medwave, hospital budgeting cycles, the possibility of adverse or negative results or commentary from clinical researchers or other users or evaluators of Medwave’s products, Medwave’s success in creating effective distribution channels for its products, Medwave’s ability to scale up its manufacturing process, and delays in product development or enhancement or regulatory approval. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Medwave undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.